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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                              JOINT CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): JUNE 14, 2000



                             NEW VALLEY CORPORATION
             (Exact name of registrant as specified in its charter)

                                     1-2493
                            (Commission File Number)

                                   13-5482050
                      (I.R.S. Employer Identification No.)

                                    DELAWARE
                  (State or other jurisdiction of incorporation
                                or organization)

                             100 S.E. SECOND STREET
                              MIAMI, FLORIDA 33131
           (Address of principal executive offices including Zip Code)

                                  305/579-8000
              (Registrant's telephone number, including area code)

                                (NOT APPLICABLE)
                         (Former name or former address,
                          if changed since last report)





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ITEM 5.  OTHER EVENTS.

         On June 14, 2000, Brooke (Overseas) Ltd. ("BOL"), an indirect owned subsidiary of Vector Group Ltd. ("Vector"), entered into a definitive agreement with Gallaher Overseas (Holdings) Ltd. (the "Buyer") relating to, among other things, the purchase by the Buyer of Western Tobacco Investments LLC ("WTI") for a purchase price of $400 million. BOL holds its 99.9% equity interest in Liggett-Ducat Ltd., one of Russia's leading cigarette producers, through WTI. The transaction is expected to close in the third quarter of 2000 and is conditioned upon receipt of Russian antitrust and environmental approvals and other customary closing conditions.

         Through its investment in Western Realty Development LLC, a joint venture between New Valley Corporation ("New Valley") and Apollo Real Estate Investment Fund III, L.P., which provided financing, New Valley will receive approximately $58 million in cash proceeds from the sale. Vector owns a 55.6% controlling interest in New Valley.

         A press release announcing the transaction was issued on June 15, 2000.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

                  The following Exhibits are provided in accordance with the provisions of Item 601 of Regulation S-K and are filed herewith unless otherwise noted.

                                  EXHIBIT INDEX

10.1 Purchase and Sale Agreement, dated as of June 14, 2000, between Gallaher Overseas (Holdings) Ltd. and Brooke (Overseas) Ltd. (incorporated by reference to Exhibit 10.1 in Vector's Form 8-K dated June 14, 2000).

99.1     Press Release, dated June 15, 2000.



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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 NEW VALLEY CORPORATION



                                 By: /s/ J. Bryant Kirkland
                                     ------------------------------------------
                                     J. Bryant Kirkland
                                     Vice President and Chief Financial Officer



Date:  June 19, 2000






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